                                                                      EXHIBIT 25

                   AMENDMENT NO. 7 TO THE AMENDED AND RESTATED
              AGREEMENT OF LIMITED PARTNERSHIP OF IRVINE APARTMENT
                                COMMUNITIES, L.P.



                  This Amendment No. 7 (this "AMENDMENT") is made as of February 4, 1997 to the Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P., dated as of December 1, 1993, as amended by that certain Amendment No. 1 dated as of April 20, 1995, Amendment No. 2 dated as of July 18, 1995, Amendment No. 3 dated as of August 9, 1995 and Amendment No. 4 dated as of March 20, 1996, Amendment No. 5 dated as of May 1, 1996 and Amendment No. 6 dated as of June 30, 1996 (the "PARTNERSHIP AGREEMENT"), by and among Irvine Apartment Communities, Inc., a Maryland corporation, in its capacity as general partner (the "GENERAL PARTNER") of Irvine Apartment Communities, L.P., a Delaware limited partnership (the "PARTNERSHIP"), Thompson Residential Company, Inc., a California corporation ("TRC"), The Irvine Company, a Michigan corporation, R.S.J. Associates, a California limited partnership, Woodbridge Willows Associates, a California limited partnership, TIC Investment Company A, a California general partnership, TIC Investment Company B, a California general partnership, TIC Investment Company C, a California general partnership, and TIC Investment Company D, a California general partnership, in their capacities as limited partners (the "LIMITED PARTNERS") of the Partnership. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Partnership Agreement.

                  WHEREAS, the Partnership has entered into that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT") by and between the Partnership and TRC, dated as of December 20, 1996, pursuant to which TRC shall contribute, assign and convey all of its right, title and interest in the TRC Assets (as such term is defined in the Contribution Agreement) to the Partnership (the "TRC CONTRIBUTION");

                  WHEREAS, in accordance with the Contribution Agreement and
Section 12.2 of the Partnership Agreement, TRC shall make the TRC Contribution to the Partnership, be admitted as an Additional Limited Partner of the Partnership, and receive 74,523 Limited Partner Units as of the date hereof and such additional Limited Partner Units (if any) at the Contingent Contribution Value Payment Date (as defined in the Contribution Agreement) as provided for in the Contribution Agreement (collectively, the "TRC UNITS");

                  WHEREAS, in connection with the TRC Contribution, the issuance of the TRC Units and TRC's admission to the Partnership as an Additional Limited Partner, the parties hereto desire to amend the Partnership Agreement as set forth herein;



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                  WHEREAS, the parties hereto agree that the execution of this
Amendment by an existing Limited Partner and the delivery thereof to the General Partner shall constitute the Consent and affirmative vote of such Limited Partner to the amendment proposed hereby as required by Article 14 of the Partnership Agreement;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. TRC hereby acknowledges that it has received a copy of the Partnership Agreement and agrees to keep, observe and perform all of the terms, covenants and conditions of the Partnership Agreement, as amended by this Amendment, including, without limitation, the power of attorney granted in
Section 2.4 thereof. TRC hereby makes to the General Partner and each Limited Partner the representations and warranties set forth in Sections 3.4.B and 3.4.C of the Partnership Agreement as if such representations and warranties were set forth in full herein. Such representations and warranties shall survive the effectiveness of TRC being admitted as an Additional Limited Partner under the Partnership Agreement and the dissolution, liquidation and termination of the Partnership. TRC acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner, have been made by a Partner or any employee or representative or Affiliate of any Partner and that projections and any other information, including without limitation, financial and descriptive information and documentation, which may have been in any manner submitted by any of them to TRC shall not constitute any representation or warranty of any kind or nature, express or implied.

                  2. TRC is being admitted to the Partnership and is making the TRC Contribution without the necessity of a Funding Notice and all parties hereto waive the specific requirements contained in Section 4.5 of the Partnership Agreement for delivery of a Funding Notice.

                  3. TRC acknowledges that the provisions contained in Article 11 of the Partnership Agreement which restrict Transfer of Limited Partner Units, including, without limitation, Sections 11.3 and 11.6 of the Partnership Agreement, shall apply to the TRC Units.

                  4. Article 1 of the Partnership Agreement is hereby amended by adding thereto the following definitions:

                  "Act of Bankruptcy" shall be deemed to occur (i) with respect to TRC if TRC or any shareholder thereof, and (ii) with respect to a TRC Shareholder if such TRC Shareholder shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal




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Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute,
(e) be adjudicated bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator of such party, shareholder or general partner of all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect, or any new bankruptcy statute) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

         "Tandem Project" means the proposed development on the Tandem Property contemplated by applications numbered 5-Z-96, 14-U-96 and 21-EA-96 on file with the City of Cupertino, summarized in that certain letter dated December 11, 1996, prepared by the Community Development Department of the City of Cupertino and approved by the Partnership.

         "Tandem Property" means that certain real property located in the City of Cupertino, State of California, which TRC has an option to purchase pursuant to that certain Purchase Agreement dated May 1, 1996, by and between Tandem Computers Incorporated, as seller, and TRC, as buyer, and more particularly described therein.

         "TRC" means Thompson Residential Company, Inc., a California corporation.

         "TRC Shares" means issued and outstanding shares of all classes of stock in TRC.

         "TRC Shareholder" has the meaning set forth in Section 11.3.F(1).

         "TRC Shareholder Incapacity" has the meaning set forth in Section 11.3.F(3).

         "Unit Value" for purposes of Sections 8.6.J and Sections 11.3.F(2), 11.3.F(3) and 11.3.F(4) shall mean on any day the product of the market price of a REIT Share (determined as provided in the definition of "Value") on such day multiplied by the Conversion Factor on such day.





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                  5. The definition of "Indemnitee" in Article 1 of the
Partnership Agreement is hereby amended by replacing the clause "and (iii) any Irvine Person." with ", (iii) TRC and the TRC Shareholders and (iv) any Irvine Person."

                  6. Sections 4.5.B, 4.5.C, 4.5.D and 4.5.E of the Partnership Agreement are hereby amended by inserting the word "Original" before the words "Limited Partners" each time such words appear in such Sections .

                  7. Section 4.5.G(2) of the Partnership Agreement is hereby amended by inserting the following provision at the end of such Section :

                  "; provided that with respect to the Capital Contribution made by TRC pursuant to that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT") by and between the Partnership and TRC, dated as of December 20, 1996, the Percentage Interest of TRC and all other Partners shall be adjusted based on the number of Partnership Units issued from time to time to TRC pursuant to such Contribution Agreement."

                  8. The first sentence of Section 7.3.D of the Partnership Agreement is hereby amended by replacing the clause "or (vi) amend this Section 7.3.D." with "(vi) alter or modify Section 11.3.F or (vii) amend this Section 7.3.D."

                  9. Section 8.6 of the Partnership Agreement is hereby amended by adding a new Section 8.6.J thereto to read in its entirety as follows:

                  "J. The provisions of this Section 8.6 insofar as they relate to an Exchange (but not a Cash Tender) shall be applicable to the Limited Partner Units owned by TRC and any TRC Shareholder to whom Limited Partner Units have been Transferred as provided in Section 11.3, or to whom Limited Partner Units have been issued, and TRC and such TRC Shareholder shall have the right to effect an Exchange subject to and in accordance with this Section 8.6, provided that:

                           "(1) until such time as TRC or such TRC Shareholder
                  holds less than 10,000 Limited Partner Units, not more than one-third (1/3) of the aggregate number of Limited Partner Units that have been issued to TRC and the TRC Shareholders may be Exchanged during any Twelve-Month Period;

                           "(2) none of such Limited Partner Units may be
                  Exchanged prior to a date which is the earlier to occur of (i) February 4, 2000 or (ii) the date on which a notice of completion is filed by the Partnership in the official records of Santa Clara County pursuant to California Civil Code
                  Section 3093 covering all improvements included in the Tandem Project;




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                           "(3) TRC or such TRC Shareholder may not effect an
                  Exchange of less than 10,000 Limited Partner Units or, if TRC or such TRC Shareholder holds less than 10,000 Limited Partner Units, all of the Limited Partner Units held by TRC or such TRC Shareholder; and

                           "(4) in the event TRC or a TRC Shareholder wishes to
                  Exchange Limited Partner Units for REIT Shares, having complied with this Section 8.6, the General Partner (for its own account or for the account of its nominee) shall have the right, but not the obligation, to purchase all or a portion of such Limited Partner Units for cash at a price equal to the number of Limited Partner Units to be purchased pursuant to this Section 8.6.J multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Limited Partner Units. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives a Notice of Exchange from TRC or a TRC Shareholder as to its desire to Exchange such Limited Partner Units for REIT Shares. In the event the General Partner purchases Limited Partner Units pursuant to this Section 8.6.J, the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of Limited Partner Units so purchased, the Limited Partner Units so purchased shall be canceled and the Percentage Interest of the General Partner and all other Partners shall be adjusted based on the foregoing."

                  10. The last sentence of Section 11.1.A of the Partnership Agreement is hereby amended in its entirety as follows:

                  "The term `Transfer' when used in this Article 11 does not include any Exchange of Limited Partner Units by an Original Limited Partner, TRC or a TRC Shareholder for REIT Shares of the General Partner or acquisition of Limited Partner Units from a Limited Partner by the General Partner pursuant to Section 8.6."

                  11. The penultimate sentence of Section 11.3.A of the Partnership Agreement is hereby amended by inserting the words "TRC or a TRC Shareholder," immediately after the words "Original Limited Partner,".

                  12. Section 11.3 of the Partnership Agreement is hereby amended by adding thereto new Sections 11.3.F and 11.3.G to read in their entirety as follows:

                  "F. In addition to the restrictions on Transfer set forth in the foregoing provisions of this Section 11.3 and in Section 11.6, a Transfer of all or any portion of the Partnership Interest of TRC shall be subject to the following additional provisions:




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                           "(1) None of such Partnership Interest may be
                  Transferred except (i) to any one, or any combination of, William W. Thompson, Bruce Dorfman or Robert Hughes (individually, a "TRC SHAREHOLDER", and collectively, the "TRC SHAREHOLDERS"), provided that it shall be a condition precedent to any such Transfer and the admission of the TRC Shareholder as a Substituted Limited Partner that such TRC Shareholder agree in writing to be bound by the restrictions on Transfer set forth in this Agreement or (ii) to the General Partner (or its nominee) as contemplated by this Section 11.3.F.

                           "(2) In the event all or any portion of such
                  Partnership Interest is Transferred to a TRC Shareholder and a TRC Shareholder Incapacity occurs with respect to such TRC Shareholder, TRC shall within thirty (30) days notify the General Partner of such TRC Shareholder Incapacity and the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) the Partnership Interest of such TRC Shareholder for cash at a price equal to the number of Limited Partner Units representing the Partnership Interest of such TRC Shareholder multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Partnership Interest. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such TRC Shareholder Incapacity. If the General Partner fails to exercise such right, such Limited Partner Units must, within 90 days of such TRC Shareholder Incapacity, and, in all events, prior to any Transfer to the heirs or devisees of such TRC Shareholder or to any other Person, be Exchanged for REIT Shares in accordance with Section 8.6, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Limited Partner Units for REIT Shares.

                           "(3) In the event of the death of, or total physical
                  disability of, a TRC Shareholder, entry by a court of competent jurisdiction adjudicating such TRC Shareholder incompetent to manage his person or his estate, or an Act of Bankruptcy with respect to such TRC Shareholder ("TRC SHAREHOLDER INCAPACITY"), TRC shall within thirty (30) days notify the General Partner of such TRC Shareholder Incapacity, and if such TRC Shareholder Incapacity relates to a TRC Shareholder other than William W. Thompson, and if at the time of such TRC Shareholder Incapacity TRC is a Partner, then:

                                    (i) TRC shall have the right, but not the
                           obligation to satisfy the General Partner, in its sole discretion and within thirty (30) days of the occurrence of such TRC Shareholder Incapacity, that such TRC Shareholder Incapacity will not result, at any time, in any




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
                           portion of TRC's Partnership Interest being Transferred, directly or indirectly, to the TRC Shareholder with respect to whom such TRC Shareholder Incapacity occurred.

                                    (ii) In the event TRC fails to so satisfy
                           the General Partner, the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) a portion of TRC's Partnership Interest for cash at a price equal to the number of the Limited Partner Units which the General Partner is entitled to purchase pursuant to this Section 11.3.F(3)(ii) multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of such purchase by the General Partner (or its nominee). The number of Limited Partner Units which the General Partner shall be entitled to purchase pursuant to this Section 11.3.F(3)(ii) shall be equal to the total number of Limited Partner Units then owned by TRC, multiplied by a fraction, the denominator of which shall be the total number of TRC Shares outstanding as of the time of such TRC Shareholder Incapacity and the numerator of which shall be the total number of TRC Shares owned by the TRC Shareholder at the time of such TRC Shareholder Incapacity. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such TRC Shareholder Incapacity.

                                    (iii) If TRC fails to so satisfy the General
                           Partner and the General Partner fails to exercise its right of purchase as set forth in clause (ii) above, Limited Partner Units in the amount which the General Partner was entitled to purchase pursuant to clause
                           (ii) must, within 90 days of time of such TRC Shareholder Incapacity, be Exchanged for REIT Shares, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Limited Partner Units for REIT Shares.

                                    (iv) From and after the date on which the
                           General Partner purchases such Limited Partner Units pursuant to clause (ii) or such Limited Partner Units are Exchanged for REIT Shares pursuant to clause
                           (iii), TRC shall take such steps as may be necessary, as determined by the General Partner in its sole discretion, to ensure that any Limited Partner Units still owned by TRC shall not, at any time, without the prior written consent of the General Partner, be Transferred to the estate, heirs or devisees of the TRC Shareholder who is then subject to a TRC Shareholder Incapacity or to any other Person.




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
                           "(4) In the event of a TRC Shareholder Incapacity
                  with respect to William W. Thompson, if at the time of such TRC Shareholder Incapacity, TRC is a Partner, TRC shall within thirty (30) days notify the General Partner of such TRC Shareholder Incapacity and the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) all or any portion of TRC's Partnership Interest for cash at a price equal to the number of Limited Partner Units representing such TRC Partnership Interest multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Partnership Interest. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such TRC Shareholder Incapacity. If the General Partner fails to exercise such right, such Limited Partner Units must, within 90 days of such TRC Shareholder Incapacity, be Exchanged for REIT Shares, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Limited Partner Units for REIT Shares.

                           "(5) In the event of an Act of Bankruptcy with
                  respect to TRC, the General Partner shall have the right, but not the obligation, to purchase (for its own account or for the account of its nominee) all or any portion of TRC's Partnership Interest for cash at a price equal to the number of Limited Partner Units representing such TRC Partnership Interest multiplied by the average of the Unit Values for the ten (10) trading days immediately preceding the date of purchase by the General Partner (or its nominee) of such Partnership Interest. The General Partner shall exercise such right, if at all, within thirty (30) days of the date on which the General Partner receives written notice of such Act of Bankruptcy. If the General Partner fails to exercise such right, such Limited Partner Units must, within a reasonable period of time of such Act of Bankruptcy, be Exchanged for REIT Shares, in which event the conditions to an Exchange set forth in the proviso in Section 8.6.J shall not apply to the right to Exchange such Limited Partner Units for REIT Shares.

                           "(6) In the event the General Partner purchases
                  Limited Partner Units pursuant to clauses (2), (3), (4) or (5) of this Section 11.3.F, the Partnership will be deemed to have issued to the General Partner a number of General Partner Units equal to the number of Limited Partner Units so purchased, the Limited Partner Units so purchased shall be canceled and the Percentage Interest of the General Partner and all other Partners shall be adjusted based on the foregoing.

                  "G. In addition to the restrictions on Transfer set forth in the foregoing provisions of this Section 11.3 and in Section 11.6, a Transfer of all or any portion




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
         of the Partnership Interest of a TRC Shareholder shall be subject to the following additional provision:

                           "(1) None of such Partnership Interest may be
                  Transferred by such TRC Shareholder, except (i) to another TRC Shareholder in compliance with all applicable laws and regulations and the terms and conditions of this Agreement,
                  (ii) a Transfer by operation of law as a result of a TRC Shareholder Incapacity, in which event the provisions of
                  Section 11.3.F(2) shall apply and (iii) to the General Partner or its nominee as contemplated by Section 11.3.F."

                  13. The first sentence of Section 11.7.A of the Partnership Agreement is hereby amended by inserting the word "Partner" immediately after the word "General" the first time such word appears in such Section .

                  14. Attached hereto is a counterpart signature page to the Partnership Agreement duly executed by an authorized officer of TRC.

                  15. Each Limited Partner agrees that its execution of this Amendment constitutes the notice from the General Partner required pursuant to
Section 7.3.C of the Partnership Agreement.

                  16. Upon acceptance by the General Partner of the TRC Contribution to the Partnership, TRC shall be admitted as an Additional Limited Partner, the General Partner shall issue to TRC a certificate representing 74,523 Limited Partner Units, and Exhibit A to the Partnership Agreement shall be amended by Amendment No. 14 to Exhibit A of the Partnership Agreement attached hereto. The parties to this Amendment hereby acknowledge that Amendment No. 14 to Exhibit A has been prepared by the General Partner to reflect the revised Partnership Interests in the Partnership resulting from the TRC Contribution and the issuance of the TRC Units referred to above, provided that in the event a Contingent Contribution Value (as defined in the Contribution Agreement) is payable to TRC in additional Limited Partner Units as provided in the Contribution Agreement, then Exhibit A to the Partnership Agreement shall be further amended (i) so that the "Gross Asset Value of Contributed Property" set forth opposite the name of TRC in such Amendment No. 14 shall be increased by the amount of such Contingent Contribution Value and (ii) the number of Partnership Units owned by TRC and the Percentage Interests of all the Partners set forth in such Amendment No. 14 shall be revised accordingly. For purposes of the definition of Gross Asset Value, the General Partner, The Irvine Company and TRC agree that the amount set forth opposite the name of TRC under "Gross Asset Value of Contributed Property" in such Amendment No. 14, as the same may be increased as described above, constitutes the fair market value of the assets contributed by TRC to the Partnership.




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
                  17. At the Contingent Contribution Value Payment Date (as defined in the Contribution Agreement), in the event that the Partnership is obligated to issue TRC additional Limited Partner Units, then the General Partner shall issue TRC a certificate representing such Limited Partner Units, and Exhibit A to the Partnership Agreement shall be modified accordingly as provided above.

                  18. Except as amended by this Amendment No. 7, the provisions of the Partnership Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

                  19. This Amendment No. 7 shall become effective (i) when signed by the General Partner, TRC and a Majority-in-Interest of the existing Limited Partners and (ii) upon consummation of the Closing under and as defined in the Contribution Agreement.

                  20. This Amendment No. 7 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                  21. This Amendment No. 7 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatures to the original or same counterpart.





                            [Signature Page Follows]




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
                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES, INC.,
a Maryland corporation


By:    /s/  Steven P. Albert
   --------------------------------------
   Name:  Steven P. Albert
          -------------------------------
   Title: Chief Executive Officer and
          -------------------------------
              President
          -------------------------------


By:    /s/  James E. Mead
   --------------------------------------
   Name:  James E. Mead
          -------------------------------
   Title: Senior Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------


LIMITED PARTNERS:

THE IRVINE COMPANY,
a Michigan corporation


By:    /s/  Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------



By:    /s/  Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------




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
R.S.J. ASSOCIATES,
a California limited partnership


By:      The Irvine Company,
         its general partner


By:    /s/  Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------




By:    /s/  Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------



WOODBRIDGE WILLOWS ASSOCIATES,
a California limited partnership

By:      The Irvine Company,
         its general partner


By:    /s/  Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------



By:    /s/  Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------

TIC INVESTMENT COMPANY A,
a California general partnership

By:      The Irvine Company,
         a general partner


By:    /s/  Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------



By:    /s/  Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------


TIC INVESTMENT COMPANY B,
a California general partnership

By:      The Irvine Company,
         a general partner


By:    /s/ Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------


By:    /s/ Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------


TIC INVESTMENT COMPANY C,
a California general partnership

By:      The Irvine Company,
         a general partner

By:    /s/  Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------



By:    /s/  Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------


TIC INVESTMENT COMPANY D,
a California general partnership

By:      The Irvine Company,
         a general partner


By:    /s/  Michael D. McKee
   --------------------------------------
   Name:  Michael D. McKee
          -------------------------------
   Title: Executive Vice President
          -------------------------------
              and Chief Financial Officer
          -------------------------------



By:    /s/  Daniel C. Hedigan
   --------------------------------------
   Name:  Daniel C. Hedigan
          -------------------------------
   Title: Assistant Secretary
          -------------------------------



COUNTERPART SIGNATURE PAGE TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF IRVINE APARTMENT COMMUNITIES, L.P., DATED AS OF DECEMBER 1, 1993, AS AMENDED.

ADDITIONAL LIMITED PARTNER:


THOMPSON RESIDENTIAL COMPANY, INC.,
a California corporation



By:    /s/  William W. Thompson
   --------------------------------------
   Name:  William W. Thompson
          -------------------------------
   Title: President
          -------------------------------

                          Amendment No. 14 to Exhibit A
                          of the Partnership Agreement


                                 [See Attached]

                                                            Gross Asset
                                                              Value of                                 Number of
    Name and Address                          Cash          Contributed               Total          Partnership        Percentage
       of Partner                        Contribution(1)    Property(1)             Property           Units(2)           Interest
    ----------------                  ---------------     ---------------       -----------------    -----------       ----------
TIC INVESTMENT COMPANY A                24,500,125.25(6)                0         24,500,125.25(6)     1,502,105(6)     3.6706285%
c/o The Investment Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY C                30,312,381.63(7)                0         30,312,381.63(7)     1,504,446(7)     3.6763491%
c/o The Investment Company
550 Newport Center Drive
Newport Beach, CA 92660

TIC INVESTMENT COMPANY D                            0                   0                     0          360,401(8)     0.8806961%
c/o The Investment Company
550 Newport Center Drive
Newport Beach, CA 92660

THOMPSON RESIDENTIAL COMPANY, INC                   0           2,000,000(9)      2,000,0000.00(9)        74,523(9)     0.1821086%
591 Redwood Highway, Suite 5275
Mill Valley, CA 94941
                                      ---------------     ---------------     -----------------       ----------       ----------
TOTAL                                 $364,906,931.09     $   922,297,698     $1,287,204,629.09       40,922,284       100.000000%
                                      ===============     ===============     =================       ==========       ==========



(1)      These amounts constitute the agreed value for purposes of the Act.
(2) Except with respect to the Limited Partner Units referred to in Notes 5, 6 and 13,280 of the General Partner Units referred to in Note 3 and 13,746 of the Limited Partner Units referred to Note 7, Partnership Units were allocated in accordance with the net asset value of the property contributed by each Partner.
(3) Of which $193,602,600 was contributed in connection with the December 1993 initial public offering of 11,800,000 REIT Shares, $84,378,375 was contributed in connection with the August 1995 offering of 5,175,000 REIT Shares, $30,000,337.50 was contributed in connection with the July 1996 offering of 1,490,700 REIT Shares, $1,815,949.875 was deemed contributed pursuant to Sections 4.6.B and 4.5.G for 76,667 REIT Shares and $297,160.83 was deemed contributed pursuant to Section 4.8.A(3) for 13,280 REIT Shares.

(4) Includes $65,898,000 gross asset value of property contributed by five original limited partners which limited partners were liquidated on June 30, 1995. The 1,359,000 Partnership Units owned by such limited partners were transferred to The Irvine Company in connection with such liquidation. Also includes $37,605,000 gross asset value of property contributed by another original limited partner. The 160,000 Partnership Units owned by such limited partner were transferred to The Irvine Company in June 1996.
(5) These Limited Partner Units were issued in accordance with Section 4.3.B prior to June 1, 1996 and were transferred to TIC Investment Company B in June 1996 when it was admitted as a Substituted Limited Partner.
(6) Of which $24,457,500 was contributed pursuant to Section 4.5.F and 4.5.G for 1,500,000 Limited Partner Units in connection with the August 1995 offering of REIT Shares and $42,626.25 was deemed contributed pursuant to Section 4.8.A.(4) for 2,105 Limited Partner Units. All such Units were issued prior to June 1, 1996 and were transferred to TIC Investment Company A in June 1996 when it was admitted as Substituted Limited Partner.
(7) Of which $30,000,337.50 was contributed pursuant to Sections 4.5.F and 4.5.G for 1,490,700 Limited Partner Units in connection with the July 1996 offering of REIT Shares and $312,044.13 was deemed contributed pursuant to Section 4.8.A(4) for 13,746 Limited Partner Units.
(8) These Limited Partner Units were issued in accordance with Section 4.3.B. TIC Investment Company D was admitted as an additional Limited Partner in July 1996.
(9) Thompson Residential Company, Inc. ("TRC") was admitted as an Additional Limited Partner in February 1997 in connection with the closing under the Contribution Agreement dated December 20, 1996 between TRC and the Partnership. Additional Limited Partner Units may be issued to TRC in connection with its contribution pursuant to such Contribution Agreement, in which event the amount under "Gross Asset Value of Contributed Property" will be increased as provided in Amendment No. 7 to the Partnership Agreement by the amount of the Contingent Contribution Value (as defined in such Contribution Agreement).